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                                                                    EXHIBIT 10.2
                                                                    ------------

                             FIRST AMENDMENT TO THE
                          CAREER EDUCATION CORPORATION
                   1998 EMPLOYEE INCENTIVE COMPENSATION PLAN

     WHEREAS, Career Education Corporation (the "Corporation") has established and maintains the Career Education Corporation 1998 Employee Incentive Compensation Plan (the "Plan"), effective as of April 1, 1998; and

     WHEREAS, the Corporation has determined that it desires to amend the Plan to increase the maximum number of Awards (as defined in the Plan) which may be granted to a Participant in the Plan in any fiscal year;

     NOW, THEREFORE, BE IT RESOLVED that, pursuant to the power and authority reserved to the Corporation by Section 13.1 of the Plan, and pursuant to the authority delegated to the Committee, as defined in the Plan, the Plan be and is hereby amended effective July 29, 1998, unless otherwise specified herein, in the following particulars:

     Section 5.2 is amended by deleting its first sentence and replacing it with the following:

          "In each fiscal year during any part of which this Plan is in effect, a Participant may not be granted Awards relating to more than 200,000 shares of Common Stock, subject to adjustment as provided in Section 4.6, under each of Articles VI, VII, VIII and IX and Sections 10.1, 10.2, 10.3 and 10.4(b)."

     Except as provided herein, the Plan shall remain in full force and effect.

     IN WITNESS WHEREOF, the Corporation has caused this amendment to be executed this 29th day of July, 1998.

                              CAREER EDUCATION CORPORATION



                              By:   /s/ WILLIAM A. KLETTKE
                                    ----------------------
                                    William A. Klettke
                                    Vice President and Chief Financial Officer